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John Hancock Life Insurance Company
Law Sector

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                                                           John Hancock
John Hancock Place
P.O. Box 111
Boston, Massachusetts
02117-0111
(617) 572-8050

Ronald J. Bocage
Vice President & Counsel

                                                      EXHIBIT 27(n)

                                       August 8, 2003


U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

     Re:  John Hancock Variable Life Account U
          File Nos.811-3068; 333-52128

Commissioners:

     This opinion is being furnished with respect to the filing of Post-Effective No. 13 under the Securities Act of 1933 (Post-Effective Amendment No. 25 under the Investment Company Act of 1940) on the Form N-6 Registration Statement of John Hancock Variable Life Account U as required by Rule 485 under the 1933 Act.

     I have acted as counsel to Registrant for the purpose of preparing this Post-Effective Amendment which is being filed pursuant to paragraph (b) of Rule 485 and hereby represent to the Commission that in our opinion this Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (b).

     I hereby consent to the filing of this opinion with and as a part of this Post-Effective Amendment to Registrant's Registration Statement with the Commission.

                                           Very truly yours,

                                           /s/Ronald J. Bocage
                                           Counsel